SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MARCO COMMUNITY BANCORP, INC.

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

June     , 2007

Fellow Shareholders:

We are pleased to announce that a Special Meeting of Shareholders of Marco Community Bancorp, Inc. will be held at                                                          , Marco Island, Florida 34145, on July     , 2007, beginning promptly at     :00   .m. Following the Special Meeting, we will host a social hour also at                             . If you have any questions or need additional information about these events, please call Laura Jennings at (239) 259-1446.

The Notice of the Special Meeting of Shareholders and Proxy Statement attached to this letter describe certain transactions and other items that will be considered at the Special Meeting. We are considering these items as one proposal, which we consider to be a Plan of Recapitalization.

All shareholders of record owning shares at the close of business on June     , 2007, are entitled to vote at the Special Meeting, or any adjournments thereof.

It is important that your shares be represented and voted at the Special Meeting. We request that you vote your shares by completing and signing the enclosed Proxy Card whether or not you plan to attend the Special Meeting. Should you attend the Special Meeting and prefer to vote in person, you will be given that opportunity.

On behalf of the Board of Directors and all the employees of Marco Community Bancorp, Inc., we look forward to seeing you at the Special Meeting.

Sincerely,

Richard Storm, Jr.
Chairman of the Board

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY     , 2007

A Special Meeting of Shareholders (“Special Meeting”) of Marco Community Bancorp, Inc. (“MCBI”) will be held at                                                          , Marco Island, Florida 34145, on July     , 2007, beginning promptly at     :00 a.m. local time. At the Special Meeting, the holders of MCBI’s outstanding common stock will act on the following items:

Proposal 1.	The approval of the following transactions and items, which we consider to comprise a Plan of Recapitalization:

(a)	the sale of 3,566,275 shares of common stock at $6.50 per share and the issuance of warrants to purchase up to 246,413 shares of common stock for $6.50 per share;
(b)	the payment of a $6.50 per share cash dividend to shareholders of record at the close of business on June , 2007;
(c)

amendments to MCBI’s Articles of Incorporation to: (1) increase the number of authorized shares of common stock to 24,000,000; (2) provide for different series of common stock; (3) provide for preemptive rights for shareholders in certain circumstances; and (4) permit the Board to set the size of the Board; and

(d)	amendments to MCBI’s three Stock Option and Limited Rights Plans to increase the number of reserved shares and eliminate certain restrictions on option grants.

Proposal 2.	The adjournment of the Special Meeting to solicit additional proxies in the event there are not sufficient votes to approve Proposal 1.

All shareholders of record owning shares of MCBI at the close of business on June     , 2007, are entitled to vote at the Special Meeting, or any adjournments thereof.

By Order of the Board of Directors,

Bruce G. Fedor
Corporate Secretary

Marco Island, Florida

June     , 2007

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

MARCO COMMUNITY BANCORP, INC.

PROXY STATEMENT

These proxy materials are being provided in connection with the solicitation of proxies by the Board of Directors of Marco Community Bancorp, Inc. (“MCBI”) to be voted at a Special Meeting of Shareholders, and any adjournments thereof (“Special Meeting”). This Proxy Statement is first being mailed to shareholders on or about June     , 2007. RECORD

Date, Time, Location and Record Date

➢                          day, July     , 2007

➢         :00   .m. local time

➢

______________

Marco Island, Florida 34145

➢     Only shareholders of record as of the

close of business on June     , 2007 are

entitled to notice of, and to vote at the

Special Meeting.

Solicitation and Voting of Proxies

This Proxy Statement and the accompanying Proxy Card are being furnished to our shareholders in connection with the solicitation of proxies by the Board of Directors of MCBI.

Regardless of the number of shares of common stock that you own, it is important that your shares be represented by proxy or that you be present at the Special Meeting. To vote by proxy, please indicate your vote in the spaces indicated on the enclosed Proxy Card and return it signed and dated, in the enclosed postage-paid envelope. Proxies obtained by the Board of Directors will be voted in accordance with the directions given therein. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted in accordance with the Board of Directors’ recommendations as stated in this Proxy Statement.

Under Florida law, we are not required to submit the portions of the Plan of Recapitalization relating to the issuance and sale of shares and the payment of the dividend for

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

shareholder approval. We only want to consummate the Plan of Recapitalization if our shareholders are in favor of the transactions described herein. Therefore, our Board of Directors has elected to submit the entire Plan of Recapitalization to our shareholders for approval. If the Plan of Recapitalization is not approved by our shareholders, we will not consummate any of the transactions described in this Proxy Statement.

In order for us to have a quorum present to be able to convene the Special Meeting, it is important that your proxy be returned promptly. Therefore, whether or not you plan to be present at the Special Meeting, please complete, sign, and date the enclosed Proxy Card and return it in the enclosed postage-paid envelope, so that your proxy can be counted for purposes of establishing a quorum.

Revocation of Proxy

Your presence at the Special Meeting will not automatically revoke your proxy. How-ever, you may revoke a proxy at any time prior to its exercise by:

➢	Delivering a written notice of revocation to us; or
➢	Delivering a duly executed proxy bearing a later date to us; or
➢	Attending the Special Meeting and voting in person.

Voting Procedures

Our Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a shareholder meeting constitutes a quorum. Each shareholder of record on the record date has the right to vote, in person or by proxy, the number of shares owned by him or her for or against each proposal. Each proposal will be approved if affirmative votes cast for it exceed the votes cast against that proposal. Abstentions and broker non-votes will have no effect on these matters.

If your shares are held in “street name,” under certain circumstances your brokerage firm may vote your shares. Brokerage firms have authority to vote their customers’ shares on certain “routine” matters, including the election of directors. When a brokerage firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customers’ shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather are not counted at all for these matters. The Plan of Recapitalization is considered to be a non-routine matter. Therefore, it is particularly important that you execute and return your Proxy Card.

The close of business on June     , 2007, has been fixed by our Board of Directors as the “record date” for determination of shareholders entitled to notice of, and to vote at, the Special Meeting, and any adjournment thereof. As of May 31, 2007, there were 3,171,759 shares of MCBI common stock outstanding which were held by approximately 510 shareholders.

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

Stock Ownership

The following table contains information concerning the persons known to us to be beneficial owners of 5% or more of the outstanding shares of MCBI common stock as of the record date.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class

Richard Storm, Jr. c/o Marco Community Bancorp, Inc. 1770 San Marco Road Marco Island, Florida 34145	412,414	13.00%
Melanie J. Hanson c/o Marco Community Bancorp, Inc. 1770 San Marco Road Marco Island, Florida 34145	205,775	6.49%
Stephen A. McLaughlin c/o Marco Community Bancorp, Inc. 1770 San Marco Road Marco Island, Florida 34145	183,000(1)	5.75%
E. Terry Skone c/o Marco Community Bancorp, Inc. 1770 San Marco Road Marco Island, Florida 34145	182,233	5.75%

__________________

(1)	Includes options to acquire 11,250 shares.

■ PROPOSAL I. PLAN OF RECAPITALIZATION ■

General

On May 15, 2007, we entered into a Stock Purchase and Sale Agreement (“Agreement”) with a group of Purchasers led by members of the Barron Collier and Lutgert families and prominent local bankers Kevin C. Hale and Michael Morris. The full text of the Agreement is included in this Proxy Statement as Appendix A. Pursuant to the terms of the Agreement, including receipt of shareholder approval, we will undertake the following actions and engage in the following transactions, which we consider to be a Plan of Recapitalization:

(a)

the sale to the Purchasers of 3,566,275 shares of MCBI common stock at $6.50 per share and the issuance to the Purchasers of warrants to purchase up to 246,413 shares of common stock for $6.50 per share;

(b)	the payment of a $6.50 per share cash dividend to shareholders of record at the close of business on June , 2007;
(c)	the amendment of our Articles of Incorporation to: (1) increase the number of authorized shares of common stock to 24,000,000; (2) provide for different series

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

of common stock; (3) provide for preemptive rights for shareholders in certain circumstances; and (4) permit the Board to set the size of the Board; and
(d)	the amendment of our three Stock Option and Limited Rights Plans to increase the number of reserved shares and to remove certain restrictions on individual stock option grants.

Issuance of Shares

Pursuant to the terms of the Agreement, we have agreed to sell to the Purchasers 3,566,275 shares of MCBI common stock at $6.50 per share. Specifically, the shares will be sold to, and purchased by:

NAME	NUMBER OF SHARES
Barron Collier Commercial, Inc.	1,670,000
Scott Lutgert	950,122
Simone Lutgert	153,846
Premier Insurance, LLC	153,846
Kevin C. Hale	153,846
Michael Morris	153,846
Paul Marinelli	153,846
Paul Belfore	30,769
John Suddeth	30,769
Ned Lautenbach	76,923
Erwin Greenberg	38,462

As part of the stock sale, the Purchasers will also be issued warrants to purchase up to 246,413 shares of MCBI common stock at $6.50 per share. The final number will be equal to the number of stock options we have outstanding on the date of the stock purchase. The warrants will be valid for five years and will be transferable only to other Purchasers within the group of listed Purchasers.

The shares and warrants to be sold will not be registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, but will be sold pursuant to an exemption available under Securities and Exchange Commission Rule 506. This means that the shares and warrants purchased by the Purchasers will be “restricted” and not freely tradeable. This should serve to provide greater investment liquidity to shareholders on the record date as compared to the Purchasers.

To verify the fairness, from a financial point of view, of the stock sale to us, we retained SunTrust Robinson Humphrey, a Division of SunTrust Capital Markets, Inc. to act as our financial advisor in connection with the Plan of Reorganization. On May 9, 2007, SunTrust rendered its written opinion that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the sale price was fair, from a financial point of view, to us.

The full text of SunTrust’s opinion dated May 9, 2007, that describes, among other things, the assumptions made, matters considered and qualifications and limitations on the review undertaken by SunTrust, is attached to this Proxy Statement as Appendix B and is incorporated in this document by reference. MCBI shareholders are urged to, and should, read SunTrust’s opinion carefully and in its entirety.

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

Payment of Dividend

Of the stock sale proceeds of $23,180,787, $20,616,433 will be used to fund a $6.50 per share dividend payable to our shareholders of record on June     , 2007. The remaining $2,564,354 will be retained by us as capital to help support our future growth.

With respect to the dividend, we will obtain the opinion of Igler & Dougherty, P.A., Tallahassee, Florida that for shareholders who have held their shares for more than 61 days during the 121 day period beginning 60 days before the ex dividend date, the dividend shall be taxable as follows:

(a)

That part of the distribution payable out of MCBI’s current earnings and profits and accumulated earnings and profits, as computed for federal income tax purposes, shall be treated as a dividend subject to the reduced dividend tax rates in 2007 (a 15% tax rate on taxpayers in the 25% and higher tax brackets, and a 5% tax rate for taxpayers in the 10 and 15% tax brackets);

(b)

To the extent the distribution exceeds our current earnings and profits and accumulated earnings and profits, such portion of the distribution shall be treated as a return of capital that reduces the adjusted tax basis of the shareholder in his or her MCBI common stock; and

(c)	To the extent the distribution also exceeds the adjusted tax basis of the shareholder, any remaining portion of the distribution shall be treated as a gain from the sale or exchange of the shares.

Amendment of Our Articles of Incorporation

Pursuant to the Agreement, we are also requesting our shareholders to approve amendments to our Articles of Incorporation. The full text of each amendment is attached to this Proxy Statement as Appendix C.

Increase in Authorized Shares of Common Stock

The first amendment will increase the number of authorized shares of MCBI common stock to 24,000,000. Currently, our Articles of Incorporation authorize the issuance of up to 9,000,000 shares of common stock, of which 3,171,759 are currently outstanding and an additional 3,566,275 will be issued to the Purchasers.

The purpose of the increase in authorized shares is to provide additional shares of common stock that could be issued for corporate purposes without further shareholder approval, unless required by applicable law or regulation. We currently expect that reasons for issuing additional shares of common stock may include, but not be limited to, securing additional

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

financing for our operations through the sale of additional shares for cash, the acquisition of other companies paid for with the issuance of additional shares, and the granting of stock options as compensation to our employees, officers, directors, and advisory directors. We have no current plans to engage in any of the foregoing transactions. The Board believes that it is in our best interest to have additional shares of common stock authorized at this time to alleviate the expense and delay of holding a special meeting of shareholders to authorize additional shares of common stock when and if the need arises. The issuance of additional shares of common stock, other than through a stock split, may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in MCBI, on such shareholders’ percentage voting power. The Board of Directors does not intend to issue any common stock except on terms that the Board of Directors deems to be in our best interests and those of our then existing shareholders.

Designation of Different Series of Common Stock

The second amendment will permit our Board to designate different series of common stock with different relative rights. Provided, however that each share of undesignated common stock and each share of any series of common stock shall have the same relative rights and be identical with every other share of common stock with respect to: (a) our liquidation or dissolution; (b) the election of members of our Board of Directors; (c) the right to receive dividends or other distributions; and (d) the right to vote as a class on all matters submitted to our shareholders. Our primary purpose in seeking to be able to designate different series of common stock is to be able to grant some shareholders (including current shareholders and the Purchasers) preemptive rights and not grant preemptive rights to other future shareholders.

Preemptive Rights for Holders of Undesignated Common Stock

The third amendment will cause all shares outstanding at the time of the sale of shares to the Purchasers and all shares sold to the Purchasers pursuant to the Agreement to be deemed undesignated common stock. Shares of undesignated common stock will have preemptive rights in certain circumstances.

Each holder of shares of undesignated common stock shall be entitled to preemptive rights as contemplated by Section 607.0630, Florida Statutes; but, only when, and to the extent that, shares of designated or undesignated common stock are issued to the Purchasers or to any affiliate of any Purchaser. Shares acquired upon the exercise of currently outstanding MCBI stock options will have preemptive rights. In addition, the holders of shares of undesignated common stock shall not be entitled to preemptive rights when shares of common stock are issued pursuant to the exercise of common stock purchase warrants issued pursuant to the Agreement or upon the exercise of stock options. Upon any proposed issuance of stock to the Purchasers, we will be obligated to give the holders of undesignated common stock 30 days written notice within which to exercise their preemptive rights. If shares of undesignated common stock or of any series of common stock are issued in transactions to parties other than the Purchasers (or their affiliates), the holders of shares of undesignated common stock shall not be entitled to preemptive rights.

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

The preemptive rights as provided for by this Amendment will permit our current shareholders to maintain their relative ownership of our common stock compared to the ownership interests of the Purchasers. The preemptive rights will not, however, provide our current shareholders with any such protection if we issue stock in connection with an acquisition of another company or raise capital by selling MCBI common stock to new investors. Our intent in seeking these preemptive rights is to preserve for our current shareholders the right to share in the opportunities and risks of ownership of MCBI common stock in the same proportion as the Purchasers beyond the date of the sale of stock to them.

Setting the Size of the Board

Currently, our Articles of Incorporation limit our Board from increasing its size by more than two seats between Annual Meetings of Shareholders. This proposed amendment will permit the Board to set its own size, up to 15 members. This will give the Board greater flexibility in recruiting and appointing new directors in between meetings of shareholders. Such appointments may be made in connection with the acquisition of other companies, as an inducement for a new investor or for other business reasons.

Amendment of Stock Option and Limited Rights Plans

We currently maintain three “Stock Option Plans”: the 2003 Employees’ Stock Option and Limited Rights Plan (“Employees’ Plan”), the 2003 Directors’ Stock Option and Limited Rights Plan (“Directors’ Plan”) and the 2003 Advisory Board Members’ Stock Option and Limited Rights Plan (“Advisory Plan”) for the benefit of our and our subsidiaries’ officers, other key employees, directors and advisory directors, respectively. The three plans are described in detail under the Compensation Discussion and Analysis, below.

As part of the Plan of Recapitalization, we are also seeking approval to increase the size of the three Stock Option Plans so that the number of MCBI shares of common stock reserved for issuance under all three Stock Option Plans is a collective amount equal to 20% of the MCBI common stock outstanding, up to a maximum of 3,600,000 shares.

We believe that this increase in shares will help us to attract and retain qualified management, staff, directors and advisory board members. If the Plan of Recapitalization is adopted, an additional 871,843 shares will be immediately reserved for issuance under the Stock Option Plans. Our current Board has no immediate intention of making any specific option grants under any of the Stock Option Plans.

In addition, the Stock Option Plans currently limit the number of stock options an employee, director or Advisory Board member may receive. The proposed amendments will eliminate this limitation. The amended text of each Stock Option Plan is attached to this Proxy Statement as Appendix D.

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

Interest of Certain Persons

We have entered into an Employment Agreement with Howard B. Montgomery, Jr., the Chief Executive Officer and President of our subsidiary, Marco Community Bank. Pursuant to the Employment Agreement, in the event of a Change in Control (as defined in the Employment Agreement), following which we do not retain Mr. Montgomery, we will be obligated to pay Mr. Montgomery any compensation accrued, but not yet paid, as well as one year of his base salary, plus heath care benefits for one year. Mr. Montgomery’s agreement expires on Mach 6, 2008.

We have also entered into a Change in Control Agreement with our Chief Financial Officer, Thomas M. Whelan which expires on December 31, 2007. Pursuant to this agreement, if we undergo a Change in Control and Mr. Whelan is terminated without Just Cause (as those terms are defined in the Change in Control Agreement), he shall receive severance pay and continued insurance coverage for twelve months. Additionally, the Change in Control Agreement requires that Mr. Whelan provide one months notice of his resignation and prevents him from competing with us in and near Marco Island for six months.

The issuance of shares of MCBI common stock pursuant to the Plan of Recapitalization will constitute a Change in Control as contemplated by both Mr. Whelan’s and Mr. Montgomery’s agreements. If the Change in Control contemplated by the Plan of Recapitalization occurs, the vesting of each of their stock options will accelerate. As of May 31, 2007, the dollar value of the acceleration of stock options to Mr. Montgomery will be $43,200 and to Mr. Whelan, $185,850. In addition, if either of them are terminated and are eligible to receive severance payments, they will receive $216,297 and $139,892, respectively.

The Board of Directors Recommends that the Shareholders Vote “For” the Plan of Recapitalization.

BENEFICIAL STOCK OWNERSHIP OF

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the current beneficial ownership of MCBI common stock of each director and non-director executive officer as of May 31, 2007. Collectively, these individuals own 31.57% of our outstanding common stock. Each of our directors and the directors of Marco Community Bank has agreed to vote their shares in favor of the Plan of Reorganization.

(Table to follow on next page)

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

Directors and Executive Officers	Number of Shares Owned(1)	Right to Acquire(2)	% of Beneficial Ownership(3)

John V. Cofer	46,500	11,250	1.81%

Joel M. Cox	57,735	11,250	2.17%

Bruce G. Fedor	12,825	0	0.40%

Jamie B. Greusel	66,032	11,250	2.43%

Robert A. Marks	50,000	11,250	1.92%

Stephen A. McLaughlin	171,750	11,250	5.75%

Howard B. Montgomery, Jr.	0	6,000	0.19%

E. Terry Skone	182,233	0	5.75%

Richard Storm, Jr.	412,414	0	13.00%

Thomas M. Whelan	1,860	13,620	0.49%

All directors and executive officers as a group (10 individuals)	1,001,349	87,120	33.40%

(1)	Includes shares for which the named person:
•	has sole voting and investment power;
•	has shared voting and investment power; or
•	holds in an IRA or other retirement plan or program, unless otherwise indicated in these footnotes.
(2)	Includes options that are exercisable within 60 days of the date of this Proxy Statement.
(3)	Assumes only the indicated individual or group exercises their options.

COMPENSATION DISCUSSION AND ANALYSIS

General

Our Board of Directors and the Boards of our subsidiaries are responsible for overseeing each entity’s executive compensation programs. The Boards’ responsibilities, as they pertain to executive and director compensation, include:

➢	Determining the compensation of the executive officers and other senior executives;
➢

Ensuring that we and our subsidiaries develop, implement and maintain executive reward systems that are contemporary, competitive, reasonable and motivating of executive performance and contribution to our success;

➢

Recommending, adopting, administering, amending and terminating all equity-based compensation plans, pension and profit sharing plans, stock purchase plans, stock bonus plans, deferred compensation plans, cash bonus plans (management incentive plans) or other similar compensation plans;

➢	Reviewing, approving and recommending the form and amount of all awards provided to eligible executives based on the compensation plans;

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

➢	Establishing a general compensation philosophy for our employees and those of our subsidiaries; and
➢	Determining the form and amount of compensation paid to our and our subsidiaries’ outside directors.

Objectives and Philosophy

Our executive compensation program is designed to: (a) attract and retain high quality executive officers that are critical to our long-term success; (b) place an amount of each executive officer’s compensation at risk so that he or she is rewarded for achieving our short-term business and long-term strategic goals; and (c) reward our executive officers for MCBI’s performance in the stock market. The Boards determine target base and total direct compensation levels for each entity’s executive officers based on several factors, including:

•	The executive officer’s role and responsibilities;

•	The significant and perhaps unexpected business challenges that the executive has faced or is likely to face;

•	The total compensation of executives who perform similar duties at other companies;

•	The total compensation for the executive officer during the prior fiscal year;

•	How the executive officer has contributed to our performance during the prior year;

•	How the executive officer may contribute to our future success; and

•	Other circumstances as appropriate.

We compete for executives in a highly specialized and regulated industry. National, regional and local financial institutions, along with start up financial institutions, all compete for a limited number of qualified executives located in our market of Collier County, Florida. The Boards’ goal is to design a compensation program that will attract and retain executive officers by rewarding executive officers for performance in relationship to achievement of corporate and personal performance goals. Ideally, we try to target executives to generally fall near the market median for comparable positions reflected in the market data if target levels for the performance measures are achieved. Total direct compensation is comprised of the base salary, annual incentives and long-term incentive compensation paid to the executive officer.

The Boards also consider limited benefits and other compensation and amounts payable to executive officers. This other compensation includes retirement benefits and potential benefits, which may be payable in a situation involving a change in control. The nature of this other compensation is somewhat different because it involves compensation that may be paid in the future depending upon circumstances at that time.

Long-term compensation is intended both to recognize, over the long-term, services rendered and to incent executives to remain with us, so that we can attract and retain high quality executive officers. At this time, a 401(k) plan and change in control agreements are the primary long-term compensation plans available to our executives. In addition, we have granted two

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

executives share appreciation rights, which provide for annual payments based on increases in the stock price of MCBI during a given year.

As with other financial institutions, we provide various other benefits to our executive officers. Many of these, such as health and disability insurance, are provided to most salaried employees on substantially the same basis. We also provide other perquisites (country club memberships, leased automobiles and automobile allowances) to executive officers depending upon their positions.

In the event of a change in control, our senior executives would typically face a great deal of uncertainty concerning their future. Many of our competitors have adopted practices, such as change in control or severance agreements, with their top executives that typically provide the executives with severance and other benefits in the event of certain terminations of employment within a specified period following a change of ownership and termination of employment. Such arrangements help assure their full attention and cooperation in the negotiation process. We believe these types of agreements are important. Presently, we have change in control or employment agreements with six of our or our subsidiaries’ executives or other employees. The issuance of stock to the Purchasers pursuant to the Agreement and Plan of Reorganization would constitute a change in control under each of these agreements. If all employees were terminated in ways which would give them the right to receive payment under the agreements, the aggregate expense to us would be $436,559. The Chief Executive Officer and President of Marco Community Bank has an employment agreement which is described above and terminates on March 6, 2008. The five change in control agreements (including our Chief Financial Officer Thomas M. Whelan’s) expire on December 31, 2007.

Board Process and Practices

Consideration of the following year’s total compensation starts at the beginning of the fourth quarter each year. During fourth quarter meetings, matters such as changes in philosophy and design, expected performance and historical performance are discussed. Final determinations of salaries, long-term incentive compensation awards and plan designs are made at the Boards’ meetings in January. At those meetings, the Boards are also able to review prior year performance and the status of prior awards of long-term incentive compensation. The Boards have found that considering these matters in the fourth quarter allows the Boards to not only factor in the prior year’s financial results and the current year’s operating plan, but also to assess prior year’s compensation. Occasionally, grants of long-term incentive compensation or changes in compensation are made at other meetings in cases such as promotions or new hires. As our Chief Executive Officer is not a full time employee, his compensation has been only nominal.

Total Compensation – Cash and Stock Incentives

MCBI’s total compensation consists of three components:

➢ Base salary;

➢ Cash performance-based annual incentive; and

➢ Stock options, share appreciation rights and deferred compensation.

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

Base Salary

When determining base salary, the respective Boards take into consideration a number of factors including market data, prior salary, job responsibilities and changes thereto, achievement of specified goals, individual experience, demonstrated leadership, performance potential, actual performance and retention considerations. These factors are not weighed or ranked in any particular way.

Annual Incentives

Annual cash incentive bonuses are awarded to executive officers based upon their individual performance and our performance. The Boards determine each individual executive officer’s bonus. In 2006, our Boards considered the Chief Executive Officer’s recommendations for the executive officers of our subsidiaries. The primary performance measures were based on net income, loan and deposit growth and other measurable factors for each executive.

In 2006, the Board believed that our performance was well above average for a financial institution of our age and size. Therefore, to the extent that annual bonuses were based on these factors, $27,000 in aggregate bonuses were paid to executive officers.

Long-Term Incentive Compensation

We also provide long-term incentive compensation to executive officers of our and ours subsidiaries through the 2003 Employees’ Incentive Stock Option and Limited Rights Plan. The Board believes stock-based awards help make the financial interests of management consistent with the shareholders’ interest, since the ultimate value of stock-based awards is tied to the value of MCBI stock.

The Stock Option Plan allows us to grant stock options and limited rights. These types of awards measure financial performance over a longer period of time than the other methods of compensation. In 2006, our long-term incentive compensation under the Stock Option Plan was composed of stock options only.

In addition, we have granted share appreciation rights to two executive officers, Marco Community Bank Chief Executive Officer and President Howard B. Montgomery, Jr. and MCBI and Marco Community Bank Chief Financial Officer Thomas M. Whelan. These rights provide for cash payments based on the increase in the price of MCBI common stock price over the course of the year.

In general, when granting awards, the Board took into account the following subjective and objective factors:

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

•	each executive officer’s level of responsibility;

•	each executive officer’s contributions to our results;

•	retention considerations; and

•	the practices of companies in our market.

Prior to making a grant, the Board also considers our share price, the volatility of the share price and potential dilution. The Board believes that using MCBI common stock for a significant portion of these awards helps further align the interests of the executive officers and the shareholders by providing the executive officers with an additional equity stake.

We do not have a formal policy regarding ownership of MCBI common stock by our executive officers. Similarly, we do not have any specific policy relating to the pledging of, or hedging in, MCBI securities.

Employee Stock Option and Limited Rights Awards

We currently provide for the grant of stock option awards and limited rights awards to our and our subsidiaries’ executive officers and other employees under our Employees’ Plan, an amendment of which is being considered by our shareholders at the Special Meeting. A total of 173,402 shares of MCBI common stock are currently reserved for issuance under the Employee Plan and our other stock option plans. Our employees may be granted options to purchase shares of common stock, as determined by the Board, in its sole discretion. Presently, we have 42 employees eligible to receive option grants under the Employee Plan.

Options granted under the Plan can be either “incentive stock options” within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, which are designed to result in beneficial tax treatment to the employee but no tax deduction to us, or “compensatory stock options” which do not give the employee certain benefits of an incentive stock option, but will entitle us to a tax deduction when the options are exercised.

The per share exercise price at which the shares of common stock may be purchased upon exercise of a granted option must be equal to or greater than the fair market value of a share of common stock as of the date of grant. fair market value of a share of common stock is determined as defined in the Employees’ Plan.

At the discretion of the Board, limited rights may be granted in tandem with options granted under the Employees’ Plan. Limited rights may only be exercised six months after the date of their grant and they will terminate upon the exercise or termination of the underlying option. A limited right entitles the holder thereof to a cash payment equal to the difference of the option exercise price and the fair market value on the date of exercise. However, limited rights may only be exercised upon a change in control, and when the fair market value of the underlying shares on the day of exercise is greater than the exercise price of the related option.

The Board of Directors may set any vesting schedule for options granted under the Employees’ Plan. All non-vested stock options and limited rights held under the Employees’ Plan will be immediately canceled when the holder is terminated for “cause” (as that term is

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

defined in the Employees’ Plan). In the event of the death or disability of a participant, all options and limited rights held under the Employees’ Plan, whether or not then exercisable, shall be exercisable (by the participant or his or her legal representative) for a period of 12 months following such death or disability. In the event a participant retires, any options or limited rights held under the Employees’ Plan, whether or not then exercisable, shall be exercisable for a period of 90 days after such retirement.

In 2006, the Board granted stock options for 30,000 shares with an exercise price of $16.00 per share to Howard N. Montgomery, Jr., the Chief Executive Officer of Marco Community Bank. The grants were used as a recruitment tool in that instance. The stock option grant in 2006 had an exercise price equal to the closing price of MCBI common stock on the grant date and vests in five equal annual increments beginning on the first anniversary following the award. Such vesting would accelerate in the event of a change in control, such as the one contemplated by the Plan of Recapitalization.

Other Benefits and Perquisites

Our executive officers receive other benefits also available to other employees. For example, we provide executive officers and other salaried employees with health and disability insurance, vacation pay and sick pay. We also provide car allowances to two executive officers. Marco Community Bank’s Chief Executive Officer is provided with a country club membership and executive officers are provided with reimbursement of business development expenses. The executive officers are responsible for reimbursing MCBI for any social expenses incurred, except to the extent that they are specifically, directly and exclusively used to conduct company business.

2006 Direct Compensation for Our Chief Executive Officer

Stephen A. McLaughlin is the Chief Executive Officer of MCBI and is also a member of the Board. Mr. McLaughlin is not a full time employee and, in 2006, he was paid nominal cash compensation of $8,700, consistent with fees paid to other directors.

Employment Contracts and Change in Control Agreements

On January 22, 2007, Marco Community Bank made certain modifications to its employment agreement with its Chief Executive Officer and President Howard B. Montgomery, Jr. The agreement, as modified, provides that Mr. Montgomery will serve as Chief Executive Officer and President of Marco Community Bank, for an initial term of one year. Mr. Montgomery is to receive a base salary of $150,000 per year. He is also to receive $5,000 monthly incremental payments of his $75,000 signing bonus and insurance costs, as well as a $600 per month automobile allowance.

If Mr. Montgomery terminates his employment for “good reason” or if Marco Community Bank terminates his employment other than for “cause,” (as those terms are defined in the agreement) he will be entitled to a severance payment equal to one year’s base salary and the continued provision of health care benefits for a year. Furthermore, if Mr. Montgomery’s

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

employment is terminated incident to a change in control, he is also to receive the same severance benefits.

Should Mr. Montgomery receive severance benefits under the employment agreement, he will be prohibited from working for another financial institution in Collier County, Florida for the length of time that he receives such benefits. Regardless of the reason for termination, Mr. Montgomery will also be prohibited from soliciting the business of any Marco Community Bank customer or the employment of any Marco Community Bank employee for one year following his termination. Mr. Montgomery’s agreement terminates on March 8, 2008.

Additionally, we have entered into Change in Control Agreements with five other employees, including Chief Financial Officer Thomas M. Whelan. Pursuant to these Change in Control Agreements, if we undergo a Change in Control and the employees are terminated without Just Cause (as those terms are defined in the Change in Control Agreements), the employees shall receive severance pay and continuation of health care coverage for periods ranging from two to twelve months. Additionally, the agreements require that the employees provide between two weeks and one months notice of their resignations and prevents them from competing with the Bank in and near Marco Island for periods ranging from two to six months. Furthermore, all outstanding stock options will vest upon a Change in Control. These five agreements terminate on December 31, 2007.

The issuance of shares of MCBI common stock pursuant to the Plan of Recapitalization will constitute a Change in Control as contemplated by both Mr. Whelan’s and Mr. Montgomery’s agreements. If the Change in Control contemplated by the Plan of Recapitalization occurs, the vesting of each of their stock options will accelerate. As of May 31, 2007, the dollar value of the acceleration of stock options to Mr. Montgomery will be $43,200 and to Mr. Whelan, $185,850. In addition, if either of them are terminated and are eligible to receive severance payments, they will receive $216,297 and $139,892, respectively.

Compensation Table Disclosures

The Summary Compensation Table below shows compensation information regarding Stephen A. McLaughlin, our Chief Executive Officer and President, Howard B. Montgomery, Jr., Chief Executive Officer and President of our subsidiary, Marco Community Bank, Brenda E. Dolan, the former Senior Loan Officer of Marco Community Bank who resigned on March 31, 2007 and Thomas M. Whelan, our Chief Financial Officer. No other executive officer received compensation at a level required to be reported herein by Securities and Exchange Commission regulations.

(Table to follow on next page)

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Stephen A. McLaughlin CEO & President	2006	$0	$0	0	$8,700(1)	$8,700

Howard B. Montgomery, Jr. Bank CEO & President	2006	$121,154	$12,500	$38,763(2)	$7,200(3)	$140,854

Thomas M. Whelan Chief Financial Officer	2006	$121,754	$7,500	0	$10,711(4)	$133,777

Brenda E. Dolan(5) Former Senior Loan Officer	2006	$116,154	$7,000	0	$8,377(6)	$128,231

_____________________

(1)	Directors’ fees.
(2)	Stock option grant on March 6, 2006, of 30,000 shares.
(3)	Automobile allowance.
(4)	Share appreciation rights payout of $6,188 and automobile allowance of $4,523.
(5)	Ms. Dolan resigned from employment on March 31, 2007.
(6)	Share appreciation rights payout of $3,300 and automobile allowance of $5,077.

2006 Grants of Plan Based Awards

We currently grant stock options under our Employees’ Plan, Directors’ Plan and Advisory Plan. We believe our long term interests are best advanced through stock option grants by aligning the interest of our executive officers with those of our other shareholders. All stock options are granted at the then-current fair market value of MCBI common stock at the time of the effective date of the grant. The following tables set forth information concerning award grants to our named executive officers in 2006. These awards listed below only consisted of stock option grants.

Name	Grant Date	Number of Shares Covered By Option	Exercise Price of Option

Stephen A. McLaughlin	N/A	0	N/A
Howard B. Montgomery, Jr.	3/5/06	30,000	$16.00
Thomas M. Whelan	N/A	0	N/A
Brenda E. Dolan(1)	N/A	0	N/A

_____________________

(1)	Ms. Dolan resigned from employment on March 31, 2007.

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information as of December 31, 2006, regarding the MCBI stock options that have been awarded to the named executive officers under the Employees’ Plan or the Directors’ Plan. The information listed below pertains to those stock options or portions thereof which have not yet been exercised and are currently outstanding.

	Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Number of Shares of Stock that Have Not Vested:	Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable

Stephen A. McLaughlin	11,250	0	0	$6.00	8/18/13
Howard B. Montgomery, Jr.	6,000	24,000	24,000	$16.00	3/5/16
Thomas M. Whelan	10,500	15,750	15,750	$6.00	2/22/14
Brenda E. Dolan(1)	0	0	0	N/A	N/A

________________

(1)	Ms. Dolan resigned from employment on March 31, 2007.

2006 Stock Vested Table

The following table represents information pertaining to the stock options that vested during 2006.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Stephen A. McLaughlin	0	$0
Howard B. Montgomery, Jr.	0	$0
Thomas M. Whelan	5,250	$42,788
Brenda E. Dolan(2)	3,000	$4,950

________________

(1)	The value realized is the difference between the closing price of MCBI common stock at the time the stock option vested and the stock option exercise price, times the number of shares that vested.
(2)	Ms. Dolan resigned from employment on March 31, 2007.

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

Stock Options Granted and Outstanding in 2006

The following table sets forth information about the number of shares reserved for issuance under the Employees’ Plan, the Directors’ Plan or the Advisory Plan at December 31, 2006.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance

Stock option plans approved by security holders	265,413	$8.23	24,014

Equity compensation plans not approved by security holders	0	N/A	0

Total	265,413	$8.23	24,014

Tax Aspects of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the executive officers that is not “performance based” to $1 million annually per executive officer. The annual and long-term incentive plans are designed so that awards granted to the covered individuals meet Section 162(m) requirements for performance-based compensation, and thus, these awards should not be counted toward the $1 million limitation on tax deductions for an executive officer’s compensation in any fiscal year. The annual and long-term incentive plans give us flexibility to pay qualifying performance-based compensation and it is our intention to structure compensation so that Section 162(m) does not adversely affect our tax deduction. However, there may be instances in which we determine that we cannot structure compensation accordingly. In those instances, the Boards may elect to structure elements of compensation (such as certain qualitative factors in annual bonuses) to accomplish business objectives that it believes are in our and our shareholders’ best interests, even though doing so may reduce the amount of our tax deduction for said compensation.

Other provisions of the Internal Revenue Code also can affect the decisions which the Boards make. Under Section 280G of the Internal Revenue Code, a 20% excise tax is imposed upon executive officers who receive “excess” payments upon a change in control of a public corporation to the extent the payments received by them exceed an amount approximating three times their average annual compensation. The excise tax applies to all payments over one times annual compensation, determined by a five year average. A company also loses its tax deduction for “excess” payments. Our change-in-control agreements provide that all benefits under them will be “grossed up” so that we also reimburse the executive officer for these tax consequences.

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

Although these gross up provisions and loss of deductibility would increase the expense to us, the Board believed it important that the effects of this tax code provision not negate the protections which we intend to provide by means of the change in control agreements.

Director Compensation

The table below discloses the compensation paid to each of our non-officer directors in 2006.

Name	Fees Earned or Paid in Cash
John V. Cofer	$2,225
Joel M. Cox	$7,500
Bruce G. Fedor	$3,475
Jamie B. Greusel	$8,325
Melanie J. Hanson	$3,000
Robert A. Marks	$6,950
E. Terry Skone	$6,025
Richard Storm, Jr.	$3,150

Directors are also eligible to receive stock option awards. Currently, there are 173,402 shares of MCBI common stock reserved for issuance under the Directors’ Plan and our other stock option plans and 12 directors of us and our subsidiaries. The following is a summary of the material features of the Directors’ Plan.

The purpose of the Directors’ Plan is to promote our growth and profitability by providing non-employee directors with an incentive to achieve our long-term objectives. We believe that this plan assists in our being able to attract and retain non-employee directors with outstanding competence for us and our subsidiaries, while at the same time, provide such outside directors with an opportunity to acquire an equity interest. Under the Directors’ Plan, we may only grant “non-qualified” stock options (options which do not qualify as incentive stock options).

The per share exercise price at which the shares of common stock may be purchased upon exercise of a granted option will be equal to or greater than the fair market value of a share of common stock as of the date of grant, as defined in the Directors’ Plan.

At the discretion of the Board, limited rights may be granted in tandem with any options granted under the Directors’ Plan. A limited right entitles the holder thereof to a cash payment equal to the difference of the option exercise price and the fair market value on the date of exercise. Limited rights may only be exercised six months after the date of their grant and will terminate upon the exercise or termination of their underlying option. However, the limited rights are only exercisable upon a change in control when the fair market value of the underlying shares on the day of exercise is greater than the exercise price of the related option.

The Board may set any vesting schedule for options granted under the Directors’ Plan. All stock options and limited rights held under the Directors’ Plan will be immediately canceled when the holder is removed from the Board for “cause” (as that term is defined in the Directors’

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

Plan). In the event of the death or disability of a participant, all options and limited rights held under the plan, whether or not then exercisable, shall be fully vested and exercisable (by the participant or his or her legal representative) for a period of 12 months following such death or disability. In the event a participant retires from the Board, any options or limited rights held by a director shall be exercisable for a period of 90 days after such retirement.

Advisory Director Compensation

The Advisory Plan provides for the grant of “non-qualified” stock options to purchase share of MCBI common stock and limited rights to members of our Advisory Board. Advisory Board members are those individuals who act as advisers to and business development advisers for us and our subsidiaries. Presently, there are 33 members of our Advisory Board and 173,402 shares of common stock reserved for issuance under the Advisory Plan and our other stock option plans.

The purpose of the Advisory Pan is to advance our interests by providing our advisers, who are individuals with strong community ties and interests, an additional incentive and to attract additional persons of experience and ability to serve as advisers in the future.

Participants may be granted options to purchase MCBI common stock at a price not less than its fair market value on the date the option is granted. No stock options may be granted under the Advisory Plan until one year after the recipient was first appointed to an Advisory Board. Stock options granted under the Advisory Plan vest in four equal, annual installments beginning in the year of grant. At the discretion of the Board, limited rights may be granted in tandem with any options granted. Limited rights may only be exercised six months after the date of their grant and will terminate upon the exercise or termination of their underlying option. A limited right entitles the holder thereof to a cash payment equal to the difference of the option exercise price and the fair market value on the date of exercise.

All stock options and limited rights held under the Advisory Board Stock Option Plan are immediately canceled when the holder is removed from the Advisory Board for “cause” (as that term is defined in this plan). In the event of the death or disability of a participant, all options and limited rights held under the Advisory Plan, whether or not then exercisable, shall be fully vested and exercisable (by the participant or his or her legal representative) for a period of 12 months following such death or disability. In the event a participant retires from the Advisory Board, any options or limited rights he or she holds, whether or not then fully vested and exercisable, shall be exercisable for a period of 90 days after such retirement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2006, our Board of Directors was composed of John V. Cofer, Joel M. Cox, Bruce G. Fedor, Jamie B. Greusel, Melanie J. Hanson, Robert A. Marks, Stephen A. McLaughlin, E. Terry Skone and Richard Storm, Jr. Mr. McLaughlin also served as our Chief Executive Officer and President and participated in deliberations concerning executive compensation for our subsidiaries. As Mr. McLaughlin received only nominal compensation during 2006, the Board did not consider this interlock to be material or problematic.

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

BOARD COMPENSATION REPORT

The duties and responsibilities of the Board of Directors of MCBI with respect to executive compensation are not governed by a charter, nor is there an established Compensation Committee. As part of the exercise of its duties, the Board has reviewed and discussed the above “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based upon that review and those discussions, the Board has incorporated the Compensation Discussion and Analysis by reference in our Annual Report on Form 10-K and has included that discussion in this Proxy Statement. The members of our Board of Directors are: John V. Cofer, Joel M. Cox, Bruce G. Fedor, Jamie B. Greusel, Robert A. Marks, Stephen A. McLaughlin, E. Terry Skone and Richard Storm, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our directors, executive officers, and principal shareholders (defined as individuals owning 5% or more of MCBI common stock) are customers of, and have banking relations with, Marco Community Bank. We and our subsidiaries have policies, however, of not making loans to our directors, executive officers or principal shareholders. Therefore, as of December 31, 2006, neither we nor our subsidiaries had any loans outstanding to our directors, executive officers, or principal shareholders.

■  PROPOSAL II. ADJOURNMENT OF SPECIAL MEETING  ■

The Board of Directors seeks your approval to adjourn the Special Meeting in the event that there are not a sufficient number of votes to approve Proposal 1, the Plan of Recapitalization, at the Special Meeting. In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this item as a separate matter for your consideration.

If it is necessary to adjourn the Special Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote “For” the Approval of the Adjournment of the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and any person who beneficially owns more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and more than 10% shareholders are required by regulation to furnish us with

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

copies of all Section 16(a) forms which they file. During 2006, certain of our directors and executive officers who own our stock filed Form 3’s or Form 4’s with the Securities and Exchange Commission. The information on these filings reflects the current ownership position of all such individuals. To the best of our knowledge, during 2006 all such filings by our officers and directors were made timely, except for Jamie B. Greusel (one late filing), E. Terry Skone (three late filings), Bruce G. Fedor (one late filing), Melanie J. Hanson (one late filing) and Richard Storm, Jr. (two late filings).

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for the 2008 Annual Meeting, any shareholder’s proposal to take action at that meeting must be received at our corporate office at 1770 San Marco Road, Marco Island, Florida 34145, no later than November 28, 2007. Shareholder proposals shall be subject to the requirements of the proxy rules (Regulation 14A) adopted under the Securities Exchange Act of 1934, as amended. In accordance with our Bylaws, any new business to be considered at the 2008 Annual Meeting must be submitted in writing to us at least 30 days prior to the meeting.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have no formal procedures for shareholders to communicate with the Board of Directors. Should a shareholder wish to submit a written communication to the Board or an individual director, the shareholder may mail or deliver such communication to Stephen A. McLaughlin, Chief Executive Officer, Marco Community Bancorp, Inc., 1770 San Marco Road, Marco Island, Florida 34145. Should a shareholder wish to address the Board in person, the shareholder may submit such request to Mr. McLaughlin. Depending on the matter the shareholder wishes to discuss with the Board and the Board’s schedule, the Board will consider such a request in determining whether to invite the shareholder to a Board meeting.

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Special Meeting will be borne by us. Proxies may be solicited by directors, officers, or our regular employees, in person or by telephone, e-mail, or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE

THE ANNUAL MEETING

In accordance with Florida law, no other business will be considered at the Special Meeting, other than those matters described in this Proxy Statement. Furthermore, we do not expect a representative from our independent auditors, Hacker, Johnson & Smith, P.A. to be present at the Special Meeting.

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

INCORPORATION BY REFERENCE AND AVAILABILITY OF ADDITIONAL

INFORMATION

Our Annual Report for the period ending December 31, 2006 on Form 10-K and our Quarterly Report for the period ending March 31, 2007 on Form 10-Q are incorporated herein by reference.

Copies of our Annual Report (which was sent to each shareholder prior to our Annual Meeting of Shareholders) or Form 10-K are available to shareholders at no charge. Any shareholder who would like an additional copy may contact Stephen A. McLaughlin, Chief Executive Officer or Assistant Vice President Laura A. Jennings at (239) 259-1446. Additional information can also be found on our webpage, www.marcocommunitybank.com, under the “Investor Relations” tab.

We currently file periodic reports (including Form 10-Ks, Form 10-Qs, Proxy Statements, etc.) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549. The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission. Information is available for review on this website. The address of the website is www.sec.gov.

Marco Community Bancorp, Inc.

June     , 2007

MARCO COMMUNITY BANCORP, INC. • PROXY STATEMENT

1770 San Marco Road• Marco Island, Florida 34145

APPENDIX A

STOCK PURCHASE AND SALE AGREEMENT

MARCO COMMUNITY BANCORP, INC.

STOCK PURCHASE AND SALE AGREEMENT

3,566,275 Shares of Common Stock

THIS STOCK PURCHASE AND SALE AGREEMENT (the “Agreement”) is made this 15th day of May, 2007, by and among Marco Community Bancorp, Inc. (the “Company”) and those purchasers listed on Schedule A to this Agreement (the “Purchasers”). The Company and the Purchasers are collectively referred to herein as the “Parties” and each of them is referred to herein as a “Party.” Throughout this Agreement, the terms “Representative” shall refer to Kevin C. Hale, who has been designated by the Purchasers to take certain actions pursuant to this Agreement; the identity of the Representative shall be changed upon written consent of a majority of the Purchasers. Capitalized terms are defined in Section 12.01, below.

PREAMBLE

WHEREAS, the transactions contemplated by this Agreement are intended to constitute a recapitalization of the Company, providing additional resources thereto;

WHEREAS, the Company has obtained the opinion of an independent financial advisor as to the fairness, from a financial point of view, of the transaction contemplated by this Agreement to the Company’s shareholders;

WHEREAS, the Company wishes to sell to the Purchasers 3,566,275 shares of Company Common Stock (the “Shares”) for $23,180,787 or $6.50 per share and on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Purchasers wish to purchase the Shares for $23,180,787 or $6.50 per share, on the terms and subject to the conditions set forth in this Agreement; and

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

SECTION 1. DISCLOSURE MATERIALS PROVIDED TO PURCHASERS

The Company has prepared and filed with the SEC in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, a Form 10-K on March 20, 2007 (the “Form 10-K”) and a Definitive Schedule 14A (the “Schedule 14A”) on March 21, 2007. The Company has provided to the Purchasers true and correct copies of the Form 10-K, the Schedule 14A and the information described in SEC Rule 502(b)(2)(ii)(C).

SECTION 2. AGREEMENTS TO SELL AND PURCHASE;

PAYMENT OF DIVIDEND; TREATMENT OF STOCK OPTIONS

Section 2.01.    Agreement to Sell and Purchase. Upon the basis of the representations, warranties and agreements of the Purchasers herein contained and subject to all the terms and conditions set forth herein, the Company hereby agrees to issue and sell the Shares to the Purchasers at a purchase price of $6.50 per share. Upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Purchaser agrees to purchase from the Company at $6.50 per Share, the number of Shares set forth opposite the name of such Purchaser on Schedule A to this Agreement. The Company’s agreement with each Purchaser is a separate agreement and the sale of the Shares to each Purchaser is a separate sale; provided, however that the obligations of the Company to consummate the transactions contemplated by this Agreement are contingent upon Purchasers, whose identities are satisfactory to the Company, purchasing 3,566,275 Shares at $6.50 per share at Closing from the Company. Notwithstanding the foregoing, the Purchasers shall have the right to assign among the Purchasers, or to one or more Affiliates of the one or more Purchasers, the right to purchase any number of Shares and, if the Shares are purchased by a Person not listed on Schedule A to this Agreement, such Person shall be deemed to be a “Purchaser” for purposes of this Agreement.

Section 2.02.    Agreement to Pay Dividend. Conditioned upon the consummation of the purchase and sale of the Shares described in Section 2.01 above, the Company shall pay at the Closing to its shareholders of record on a date prior to the Closing to be determined by the Board of Directors of the Company, and which is after the date of this Agreement, a cash dividend of $6.50 per share (the “Dividend”).

Section 2.03.    Treatment of Stock Options. Any Company stock options outstanding on the date of the issuance of the Shares shall continue to be Company stock options; provided, however, that the number of shares covered by each stock option shall be doubled and the exercise price per share for each stock option shall be reduced by 50%.

Section 2.04.    Shareholders Agreement. As a condition to the signing of this Agreement, the Representative, on behalf of the Purchasers, has entered into a Shareholders Agreement in the form of that attached to this Agreement as Schedule B with certain shareholders of the Company pursuant to which each such shareholder has agreed, among other things, to vote in favor of the approval of the matters set forth in Section 7.05 of this Agreement.

Section 2.05    Warrants. At the closing, the Company shall issue to the Purchasers an aggregate amount of Common Stock purchase warrants (“Warrants”) equal to the number of Company stock options exercised from the date of this Agreement to the Closing plus the number of Company stock options outstanding prior to the adjustment contemplated by Section 2.03 of this Agreement. The Warrants shall entitle the Purchasers to purchase from the Company one share of Company Common Stock for each such Warrant at $6.50 per share. The Warrants shall expire five years from the date of issuance. The Warrants shall be allocated to the Purchasers based upon their proportionate ownership of the Shares. The Warrants shall be in the form attached to this Agreement as Schedule C.

SECTION 3. PRIVATE PLACEMENT OFFERING

The Shares will not be registered pursuant to the Securities Act of 1933, as amended. The Company intends to offer and sell the Shares pursuant to SEC Rule 506 and the Purchasers agree to complete the Accredited Investor Questionnaire attached to this Agreement as Schedule D. Certificates evidencing the Shares shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS RELATED TO REGISTRATION OR EXEMPTION THEREFROM.

SECTION 4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR;

PAYMENT OF DIVIDEND; CLOSING ITEMS.

Section 4.01.    Delivery of Shares and Payment Therefor. Delivery to the Purchasers of the Shares and payment therefor shall be made at the offices of the Company at 10:00 a.m., Marco Island, Florida time, on the fifth business day after each and all of the conditions of this Agreement are fulfilled or waived (the “Closing”). The place of Closing and the Closing date may be varied by agreement between the Representative and the Company.

Certificates for the Shares shall be delivered to the Purchasers at the Closing against payment of the purchase price therefor by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the business day immediately preceding the Closing date by the Company.

Section 4.02.    Payment of Dividend. On the date of Closing and immediately subsequent to the payment for, and issuance of, the Shares, the Company shall pay the Dividend to shareholders of record on the record date described in Section 2.02.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

For purposes of this Section 5, the term “material adverse effect” shall mean, a condition, event, change or occurrence that is likely to have a material adverse effect upon the financial condition, results of operations, loans, securities, deposit accounts, business or properties of the Company; provided, however, that in determining whether a material adverse effect has occurred there shall be excluded any effect, to the extent attributable to or resulting from: (i) any changes in the laws, regulations or interpretations of laws or regulations generally affecting the banking business, but not uniquely relating to the Company; (ii) any changes in generally accepted accounting principles or regulatory accounting requirements generally affecting the banking or bank holding company businesses, but not uniquely relating to the Company; (iii) changes in national or international political or social conditions including the engagement by the Untied States in hostilities, whether or not pursuant to the declaration of a national emergency or war or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States; (iv) actions or omissions of the Company taken with the prior written consent of the Representative; and (v) any facts existing on the date of this Agreement as fully disclosed in the Form 10-K or the Schedule 14A. The Company represents and warrants to the Purchasers that as of the date of this Agreement and as of the Closing date:

Section 5.01. Subsidiaries; Organization; Qualification. The Company’s “Subsidiaries,” as such term is used in this Agreement, consist of Marco Community Bank and Commercial Lending Capital Corp. The Company is a corporation duly organized and validly existing under the laws of the State of Florida and is a bank holding company within the meaning of the BHC Act. Marco Community Bank is a banking corporation duly organized and validly existing and in good standing under the laws of the State of Florida. Commercial Lending Capital Corp. is a corporation duly organized and validly existing under the laws of the State of Florida. The Company and its Subsidiaries have all requisite corporate power and authority to own and lease their property and to carry on their business as currently being conducted. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

Section 5.02. Capital Stock. As of the date of this Agreement, the authorized capital stock of the Company consists of 9,000,000 shares of Common Stock, par value $0.01, and 1,000,000 shares of preferred stock. As of the date of this Agreement, 3,156,384 shares of Company Common Stock were issued and outstanding, no shares of Company preferred stock were issued and outstanding, and no shares were held in its treasury. All issued and outstanding shares of capital stock of the Company are, and all of the Shares to be issued to the Purchasers pursuant to this Agreement will be, duly authorized and validly issued, fully paid and nonassessable, and the Shares to be issued pursuant to this Agreement will be, at the time of their delivery, free and clear of all Liens. The outstanding capital stock of the Company has been issued in compliance with all legal requirements and any preemptive or similar rights. None of the outstanding shares of capital stock of the Company has been, and none of the Shares to be issued to the Purchasers pursuant to this Agreement will be, issued in violation of any preemptive rights of the current or past shareholders of the Company. The Company owns all of the issued and outstanding shares of capital stock of the Subsidiaries free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances. As of the date of this Agreement, the Company had outstanding stock options to purchase 246,413 shares of Company Common Stock, as more fully set forth in Schedule E to this Agreement.

Section 5.03. No Conflicts. Neither the execution, delivery nor performance of this Agreement, nor the consummation of the transactions contemplated hereby will: (i) violate, conflict with, or result in a breach of any provision of; (ii) constitute a Default (or an event which, with notice or lapse of time or both, would constitute a default) under; (iii) result in the termination of or accelerate the performance required by; or (iv) result in the creation of any Lien, security interest, charge or encumbrance upon any of the properties or Assets of the Company or its Subsidiaries under, any of the terms, conditions or provisions of their Articles of Incorporation or their Bylaws (or comparable documents) or any material note, bond, mortgage, indenture, deed of trust, lease, Contract, license, agreement or other instrument or obligation to or by which the Company or any of its Subsidiaries or any of their assets are bound; or violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to the Company or the Subsidiaries or any of its assets.

Section 5.04    Reports and Financial Statements.

(a)      Since January 1, 2005, or the date of organization or acquisition if later, each of the Company and its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities. As of their respective dates, each of such reports and documents, including the Company Financial Statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws, including without limitation Securities Laws. As of its respective date, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company Financial Statements included in such reports (as of the dates thereof and for the periods covered thereby) (A) are or if dated after the date of this Agreement, will be, in accordance with the books and records of the Company, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with applicable legal and accounting principles and reflect only actual transactions and (B) present, or will present, fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, changes in stockholders’ equity, and cash flows of the Company for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal year-end adjustments that are not material).

(b)      The Company and its Subsidiaries have designed and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Since December 31, 2006, there has not been any material change in the internal controls utilized by the Company to assure that its consolidated financial statements conform with GAAP. The Company has designed and maintains disclosure controls and procedures (as defined by Rules 13a-15(e) and 15d-15(e) under the 1934 Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosures and to allow the Company’s management to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act.

Section 5.05     Absence of Undisclosed Liabilities.    The Company has no Liabilities that are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company, except Liabilities accrued or reserved against in the consolidated balance sheets of the Company as of December 31, 2006, included in the Company Financial Statements or reflected in the notes thereto. The Company has not incurred or paid any Liability since December 31, 2006, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company.

Section 5.06    Absence of Certain Changes or Events.    Since December 31, 2006: (i) there have been no events, changes or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company, (ii) the Company has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of the Company provided in this Agreement, and (iii) no fact or condition exists which Company believes will cause a material adverse effect on Company in the future, subject to changes in general economic or industry conditions.

Section 5.07    Compliance with Laws.  Each of the Company and the Subsidiaries has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a material adverse effect on Company, and there has occurred no Default under any such Permit. Neither Company nor the Subsidiaries:

(a)      is in material violation of any Laws, Orders or Permits applicable to its business or employees conducting its business; or

(b)      has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that it is not in material compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring it to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

Section 5.08.    Legal Proceedings.  There is no Litigation instituted or pending, or, to the knowledge of the Company, threatened (or unasserted but considered probable of assertion) against the Company or its Subsidiaries, or against any asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against the Company or its Subsidiaries, that are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company.

Section 5.09.    Statements True and Correct.    No statement, certificate, instrument or other writing furnished or to be furnished by the Company or its Subsidiaries thereof to the Purchasers pursuant to this Agreement, including the Exhibits or Schedules hereto, or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Company or its Subsidiaries is responsible for filing with any Regulatory Authority in connection with the transactions provided for herein will comply as to form in all material respects with the provisions of applicable Law.

Section 5.10    Regulatory Matters.  Neither the Company nor its Subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 7.08 of this Agreement or result in the imposition of a condition or restriction of the type referred to in Section 8.01(c).

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

The Purchasers, jointly and severally, represent and warrant to the Company that as of the date of this Agreement and as of the Closing date:

(a)      All corporate acts and other proceedings required of any Purchaser for the due and valid authorization, execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby have been validly and appropriately taken.

(b)      Subject to such regulatory approvals as are required by law, this Agreement constitutes the legal, valid and binding obligations of the Purchasers and is enforceable against the Purchasers in accordance with the respective terms hereof and thereof, except that enforcement may be limited by: (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of insured depository institutions; and (ii) general equitable principles; and, except that no representation is made as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)      The Purchasers have $23,180,787 in cash with which to pay to the Company the aggregate per Share purchase price. Within 30 days of the date of this Agreement, the Purchasers shall deposit $1,250,000 (the “Purchaser Deposit”) in an escrow account with The Bankers Bank, Atlanta, Georgia, or another escrow agent (“Escrow Agent”) agreed upon by the Company and the Representative. Such funds shall be disbursed in accordance with the provisions of Section 11 of this Agreement.

(d)      The Purchasers have no intent to effect, facilitate or participate in a Change in Control of the Company within the three years following the Closing and have had no discussions or negotiations with any Person concerning such a Change in Control with any Person.

SECTION 7. COVENANTS AND CONDUCT OF THE

PARTIES PRIOR TO THE CLOSING.

The Parties further covenant and agree as follows:

Section 7.01.    Press Releases.  The Company and the Representative will cooperate with each other in the preparation of any press releases or Forms 8-K announcing the execution of this Agreement or the consummation of the transactions contemplated hereby. Without the prior written consent of the Company’s Chairman of the Board and the Representative, neither the Company, its Subsidiaries or any Purchaser will issue any press release, Form 8-K or other written statement for general circulation relating to the transactions contemplated hereby, except as may otherwise be required by law in the reasonable judgment of the disclosing Party and, if practical, prior notice of such release is provided to the other Parties. Nothing in this Section 7.01 shall require the Company to obtain the Representative’s consent to make a non-material reference to this Agreement or the transactions contemplated hereby in a press release primarily concerning other matters, such as quarterly results of operations.

Section 7.02.    Preservation of Business. Each of the Company and its Subsidiaries will use its best efforts to preserve the possession and control of all of its assets other than those consumed or disposed of for value in the ordinary course of business to preserve the goodwill of customers and others having business relations with it and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement.

Section 7.03.    Conduct of Business in the Ordinary Course. Each of the Company and its Subsidiaries shall conduct its business only in the ordinary course consistent with past practices, and shall not, without the prior written consent of the Representative:

(a)      declare, set aside, or pay any dividend, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of or issue any additional shares of its capital stock or any securities or obligations convertible into or exchangeable for its capital stock, other than in connection with the issuance of shares of Company Common Stock pursuant to the exercise of stock options outstanding as of the date of this Agreement; provided, however that the Company shall declare the Dividend as contemplated by this Agreement.

(b)      amend its Articles of Incorporation or Bylaws, except as contemplated by Section 7.05 of this Agreement;

(c)      enter into or modify any agreement so as to require the payment, conditionally or otherwise, of any salary, bonus, extra compensation (including payments for unused vacation or sick time), pension or severance payment to any of its present or former directors, officers or employees except such agreements as are terminable at will without any penalty or other payment by it, or increase the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar benefits and payments) of any such person in any manner inconsistent with its past practices;

(d)      except in the ordinary course of business consistent with past practices, place or suffer to exist on any of its assets or properties any mortgage, pledge, lien, charge or other encumbrance, or cancel any material indebtedness owing to it or any claims which it may have possessed, or waive any right of substantial value or discharge or satisfy any material noncurrent liability;

(e)      acquire another business or merge or consolidate with another entity, or sell or otherwise dispose of a material part of its assets or, except in the ordinary course of business consistent with past practices;

(f)      commit any act that is intended or reasonably may be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

(g)      commit or fail to take any act which act or omission is intended or reasonably may be expected to result in a material breach or violation of any applicable law, statute, rule, governmental regulation or order;

(h)      fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

(i)      fail to pay, or to make adequate provision in all material respects for the payment of, all taxes, interest payments and penalties due and payable to any city, county, state, the United States or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established;

(j)      dispose of investment securities in amounts or in a manner inconsistent with past practices; or make investments in noninvestment grade securities or which are inconsistent with past investment practices;

(k)      enter into any new line of banking or nonbanking business in which it is not actively engaged as of the date of this Agreement;

(l)      charge off (except as may otherwise be required by law or by regulatory authorities or by GAAP consistently applied) or sell (except in the ordinary course of business consistent with past practices) any of its portfolio of loans, discounts or financing leases, or sell any asset held as other real estate or other foreclosed assets for an amount materially less than 100% of its book value at the date of the Form 10-K;

(m)      make any extension of credit which, when added to all other extensions of credit to a borrower and its affiliates, would exceed any of the Company and its Subsidiaries’ applicable regulatory lending limits;

(n)      grant any increase in compensation or benefits to the directors, officers or employees of the Company or its Subsidiaries, except in accordance with past practices with respect to the employees; pay any bonus except in accordance with past practices and pursuant to the provisions of an applicable program or plan adopted by the Board of Directors of the Company or its Subsidiaries prior to the date of this Agreement; or enter into or amend any severance or change in control agreements with directors, officers or employees of the Company or its Subsidiaries;

(n)      adopt any new employee plan or make any material change in or to any existing employee benefit plans, other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

(p)      agree or commit to do any of the foregoing.

Section 7.04.    Additional Information. The Company will provide the Representative with prompt written notice of any material adverse change in the financial condition, results of operations, business or prospects of any of the Company and its Subsidiaries, or any material action taken or proposed to be taken by any regulatory agency. The Parties will provide the other Parties with: (i) prompt written notice of any material breach by any of such Party’s warranties, representations or covenants in this Agreement; (ii) as soon as they become available, as to the Company, true and complete copies of any quarterly unaudited consolidated balance sheets, and the related unaudited statements of income, shareholders’ equity and cash flows for the periods then ended, (iii) as to the Company, promptly upon its dissemination, any report disseminated to the Company’s shareholders.

Section 7.05.    Shareholder Approval. The Company’s Board of Directors shall submit: (i) this Agreement; (ii) the amendments to the Company’s Articles of Incorporation in the form attached as Schedule F of this Agreement; and (iii) amendments to each of the Company’s stock option plans in the form attached as Schedule G of this Agreement to Company shareholders for approval at a special meeting of the shareholders of the Company duly called and convened for only those three purposes as soon as practicable after execution of this Agreement.

Section 7.06.    No Solicitations. Prior to the Closing date or until the termination of this Agreement, no director, employee or agent of the Company, without the prior approval of the Representative, shall (directly or indirectly), (i) solicit or initiate inquiries or proposals with respect to, or (ii) provided that there is no breach of the terms of Section 7.06(i) and except to the extent determined by the Board of Directors of the Company in good faith, after consultation with its financial advisors and its legal counsel, to be required to discharge properly the directors’ fiduciary duties to the Company or any of its Subsidiaries and its shareholders, furnish any information relating to, or participate in any negotiations or discussions concerning, any Acquisition Transaction (as defined in Section 9.01[f]) or any other acquisition or purchase of all or a substantial portion of its assets, or of a substantial equity interest in it or withdraw its recommendation to the shareholders of the Company, or make a recommendation of any other Acquisition Transaction, or any other business combination with it, other than as contemplated by this Agreement (and in no event will any such information be supplied except pursuant to a confidentiality agreement). The Company shall instruct its officers, directors, agents and affiliates to refrain from doing any of the above, and will notify the Representative immediately if any such inquiries or proposals are received by it, any such information is requested from it, or any such negotiations or discussions are sought to be initiated with it or any of its officers, directors, agents and affiliates; provided, however, that nothing contained herein shall be deemed to prohibit any officer or director of the Company from taking any action that the Board of Directors of the Company, determines, in good faith after consultation with and receipt of a written opinion of counsel, is required by law or is required to discharge his fiduciary duties to the Company and its shareholders.

Section 7.07.    Company Proxy Statement. Within 30 days of the date of the full execution of this Agreement, the Company will prepare and file on Schedule 14A, a proxy statement complying with all the requirements of the Securities Exchange Act of 1934, as amended (and the rules and regulations thereunder) for the purpose of soliciting proxies to be used at a special meeting of shareholders. The Company shall use its best efforts to cause the Schedule 14A to be cleared by the SEC as soon as practicable.

Section 7.08.    Application to Regulatory Authorities. (i) The Purchasers shall prepare and file, within 30 days from the date of the full execution of this Agreement all regulatory applications and filings that are required to be made with respect to the acquisition of the Shares. The Purchasers shall provide the Company copies of all such regulatory applications and filings at the time of filing with the appropriate regulatory agency. The Purchasers shall promptly forward to the Company copies of all correspondence to and from the regulatory agencies regarding such applications and filings. The Purchasers shall also keep the Company apprised of the status of matters related to such applications and filings; and (ii) the Company shall prepare and file, within 30 days from the date of full execution of this Agreement all regulatory applications and filings that are required to be made with respect to the payment of the Dividend. The Company shall provide the Purchasers copies of all such regulatory applications and filings at the time of filing with the appropriate regulatory agency. The Company shall promptly forward to the Purchasers copies of all correspondence to and from the regulatory agencies regarding such applications and filings. The Company shall also keep the Purchasers apprised of the status of matters related to such applications and filings.

Section 7.09.    Revenue Ruling. The Company may elect to prepare and file, within 30 days following the date of full execution of this Agreement, a request for a ruling from the Internal Revenue Service with respect to certain tax matters in connection with the transactions contemplated by this Agreement.

SECTION 8. CONDITIONS OF CLOSING

Section 8.01.    Conditions of All Parties. The obligations of each of the Parties hereto to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions at or prior to the Closing:

(a)      This Agreement shall have received the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock and the amendments to the Company’s Articles of Incorporation and stock option plans as described in Section 7.05 of this Agreement shall have been duly approved by the shareholders of the Company.

(b)      No action or proceeding shall have been threatened or instituted before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement, or to obtain damages or other relief in connection with the execution of such agreements, or the consummation of the transactions contemplated hereby or thereby; and no governmental agency shall have given notice to any Party hereto to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law, or that it intends to commence proceedings to restrain consummation of the transactions contemplated by this Agreement.

(c)      All statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been fulfilled; all appropriate orders, consents and approvals from all Regulatory Authorities and other governmental authorities whose order, consent or approval is required by law for the consummation of the transactions contemplated by this Agreement shall have been received; and the terms of all requisite orders, consents and approvals shall not impose any material conditions with respect thereto except for any such conditions that are acceptable to the Purchasers.

(d)      The Company shall have received a written opinion from Igler & Dougherty, P.A. customary in scope and opining to the matters set forth on Schedule H subject to customary qualifications, limitations and assumptions (the “Tax Opinion”), dated the date of the Closing.

(e)      The Company’s shareholders’ equity (as computed in accordance with Generally Accepted Accounting Principles) shall not be less than $21,500,000.

Section 8.02.    Additional Conditions to the Purchasers’ Obligation to Close. The obligations of the Purchasers to purchase the Shares are also subject to the satisfaction of the following additional conditions at or prior to the Closing:

(a)      The representations and warranties of the Company contained in this Agreement shall be true and correct, individually and in the aggregate, on and as of the Closing date, with the same effect as though made on and as of such date, except to the extent of changes permitted by the terms of this Agreement, and the Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing. In addition, the Company shall have delivered to the Representative a certificate dated as of the Closing date and signed by its Chief Executive Officer and Chief Financial Officer (or their functional equivalents) to the foregoing effect and to the effect that, except as specified in such certificate, such persons do not know, and have no reasonable grounds to know, of any material failure or breach of any representation, warranty or covenant made by it in this Agreement.

(b)      There shall not have occurred any material adverse change from December 31, 2006 to the Closing Date in the financial condition, results of operations, or business of the Company, taken as a whole; provided, however, that the declaration of the Dividend shall not be considered a material adverse change.

(c)      The Purchasers shall have received from Igler & Dougherty, P.A., counsel to the Company, an opinion, dated as of the Closing date, customary in scope and opining to the matters set forth on Schedule I, subject to customary qualifications, limitations and assumptions. In giving such opinions, such counsel may rely as to questions of fact upon certificates of one or more officers of any of the Company and governmental officials.

(d)      Each of the individuals identified on Schedule J to this Agreement shall have entered into a non-competition agreement with a term of one-year commencing on the Closing date, substantially in the form attached as Schedule K.

(e)      If requested by a majority of the Purchasers, the Company and each of the Purchasers shall have entered into a registration rights agreement requiring the registration of the Shares with the Securities and Exchange Commission pursuant to the Securities Act of 1933 in a form mutually agreeable to the Company and the Representative.

(f)      No agency or department of federal, state or local government or any Regulatory Authority or the staff thereof shall have: (i) asserted that the Company or its Subsidiaries is not in material compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, (ii) revoked any material Permits, or (iii) issued, or required the

Company or any of its Subsidiaries to consent to the issuance or adoption of, a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or any Board resolution or similar undertaking.

(g)      Subsequent to all other conditions to Closing contained in this Section 8, between March 31, 2007 and the Closing, Marco Community Bank shall have taken and recorded a $1,500,000 provision to its allowance for loan and lease losses.

(h)      The Company shall have delivered a certificate to the Representative that the Company is not aware of any pending, threatened or potential claim against the directors or officers of the Company or any of its Subsidiaries or under the directors and officers insurance policy or the fidelity bond coverage of the Company or any of its Subsidiaries.

Section 8.03. Additional Conditions to the Company’s Obligation to Close.

The obligations of the Company to issue the Shares are also subject to the satisfaction of the following additional condition at or prior to the Closing:

The representations and warranties of the Purchasers contained in this Agreement shall be true and correct, individually and in the aggregate, on the Closing date, with the same effect as though made on and as of such date, except to the extent of changes permitted by the terms of this Agreement, and each of the Purchasers shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

Section 8.04.      Waiver of Conditions. Any condition to a Party’s obligations hereunder may be waived by that Party, other than the conditions specified in Section 8.01.

SECTION 9. TERMINATION OF THE AGREEMENT

Section 9.01.    Effecting Termination. This Agreement may be terminated and the transactions contemplated herein abandoned at any time before the Closing, whether before or after approval by the shareholders of the Company as follows:

(a)      By the mutual consent of the Board of Directors of the Company and the Representative.

(b)      By the Board of Directors of the Company or the Representative in the event of a breach by any of the Parties of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which in either case cannot be, or has not been, cured within 30 days after written notice of such breach is given to the entity committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in Subsection 9.01(c) below.

(c)      By the Board of Directors of the Company if, by September 30, 2007: (i) the conditions to Closing enumerated in Sections 8.01 and 8.03 of this Agreement have not been met or waived; or (ii) the transactions contemplated by this Agreement have not been consummated, provided that the failure to meet the conditions or consummate the transactions contemplated hereby is not caused by the Company. Nothing in this Section 9.01(c) shall extend the date of Closing beyond the date contemplated by Section 4.01 of this Agreement.

(d)      By the Representative if, by September 30, 2007: (i) the conditions to Closing enumerated in Sections 8.02 and 8.03 of this Agreement have not been met or waived; or (ii) the transactions contemplated by this Agreement have not been consummated, provided that the failure to meet the conditions or consummate the transactions contemplated hereby is not caused by the Representative. Nothing in this Section 9.01(d) shall extend the date of Closing beyond the date contemplated by Section 4.01 of this Agreement.

(e)      By the Company if any of the matters requiring approval by the Company shareholders pursuant to Section 7.05 of this Agreement fails to receive the approval of the Company’s shareholders (as described in Section 7.05) when each of such matters are presented to such shareholders for approval and voted upon, subject to the Company’ Board of Directors complying with the terms of this Agreement.

(f)      By the Representative, if the Company’s Board of Directors, subject to complying with the terms of this Agreement: (1) shall withdraw, modify or change its recommendation to its shareholders for approval of any of the matters set forth in Section 7.05 of this Agreement, or shall have resolved to do any of the foregoing or; (2) either: (x) shall have recommended to the shareholders of the Company (or in the case of [iii] affirmatively approved) any of the following (being referred to herein as an “Acquisition Transaction”): any unsolicited (i) merger, consolidation, share exchange, business combination or other similar transaction (other than the transactions contemplated by this Agreement); (ii) sale, lease, transfer or other disposition of all or substantially all of the assets of the Company; or (iii) acquisition, by any person or group, of the beneficial ownership of 5% or more of any class of Company capital stock; or (y) shall have made any announcement of any agreement to do any of the foregoing.

(g)      By the Company in the event the Company receives a bona fide unsolicited written offer with respect to an Acquisition Transaction and subject to complying with the terms of this Agreement, the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and counsel, that such Acquisition Transaction is more favorable to the Company’s shareholders than the transactions contemplated by this Agreement.

(h)      By the Representative if: (1) the Company’s Board of Directors, subject to complying with the terms of this Agreement, withdraws, modifies or changes its recommendation to the Company’s shareholders regarding this Agreement, or shall have resolved to do any of the foregoing; or (2) any member of the Company’s Board of Directors fails to vote all of the shares as to which such member shall be entitled to vote in favor of the matters requiring approval of the Company shareholders pursuant to Section 7.05 of this Agreement and provided that any of such matters also fails to receive the approval of the Company shareholders.

Section 9.02.    Effect of Termination. In the event of termination of this Agreement by any Party as provided in Section 9.01 above, this Agreement shall forthwith become void and there shall be no liability on the party of any Party except: (i) as set forth in this Section 9.02, Section 9.03, Section 10.03, Section 10.07, Section 10.08, Section 10.09 and Section 11, which shall survive any termination of this Agreement; and (ii) notwithstanding anything to the contrary contained in this Agreement, no Party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

Section 9.03    Termination Fee. If this Agreement is terminated by (i) the Company pursuant to Section 9.01(g) or (ii) by the Purchasers pursuant to Section 9.01(f) or 9.01(h), then the Company shall, on the date of such termination, pay to the Purchasers by wire transfer in immediately available funds, the amount of $1,250,000 (the “Termination Fee”) plus return to the Purchasers the Purchaser Deposit plus all interest earned thereon (which shall be disbursed as directed by the Purchasers). If the transactions contemplated by this Agreement are not consummated due to the Purchasers’ failure to tender payment for the Shares (provided, however, that the Company is not in breach of any of its respective representations, warranties, covenants or agreements set forth in this Agreement and all other conditions to Closing have been met or waived), then the Company shall be entitled to the Purchaser Deposit plus all interest earned thereon.

SECTION 10. MISCELLANEOUS

Section 10.01. Notices. Any notice, communication, request, reply, advice or disclosure (hereinafter severally and collectively “notice”) required or permitted to be given or made by any Party to another in connection with this Agreement or the transactions herein or therein contemplated must be in writing and may be given or served by depositing the same in the United States mail, postage prepaid and registered or certified with return receipt requested, or by delivering the same to the address of the person or entity to be notified, or by sending the same by a national commercial courier service (such as Federal Express, UPS or the like) for next day delivery provided such delivery is confirmed in writing by such courier. Notice deposited in the mail in the manner hereinabove described shall be effective 48 hours after such deposit, and notice delivered in person or by commercial courier shall be effective at the time of delivery. A Party delivering notice shall endeavor to obtain a receipt therefor. For purposes of notice, the addresses of the Parties shall, until changed as hereinafter provided, be as follows:

If to the Company:

Mr. Richard Storm, Jr.

Chairman of the Board

Marco Community Bancorp, Inc.

1770 San Marco Road

Marco Island, Florida 34145

With copies to:

A. George Igler, Esq.

Igler & Dougherty, P.A.

Corporate Counsel

2457 Care Drive

Tallahassee, Florida 32308

If to the Purchasers or the Representative:

Mr. Kevin C. Hale

175 8th Ave. So.

Naples, Florida 34102

With copies to:

John P. Greeley, Esq.

Smith Mackinnon, P.A.

255 S. Orange Avenue, Suite 800

Orlando, Florida 32801

Section 10.02. Waiver. The failure by any Party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving Party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

Section 10.03. Expenses. Except as otherwise provided herein, regardless of whether the transactions contemplated by this Agreement are consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring them. Notwithstanding the foregoing, in any dispute or action between the Parties arising out of this Agreement, including any litigation, arbitration, and appellate proceedings (and efforts to enforce the judgment, award or other disposition of any of the same), the prevailing Party shall be entitled to have and recover from the other Party all fees, costs and expenses incurred in connection with such dispute or action (including reasonable attorneys’ fees).

Section 10.04. Headings. The headings in this Agreement have been included solely for reference and shall not be considered in the interpretation or construction of this Agreement.

Section 10.05. Annexes, Exhibits and Schedules. The annexes, exhibits and schedules to this Agreement are incorporated herein by this reference and expressly made a part hereof.

Section 10.06. Integrated Agreement. This Agreement, the exhibits and schedules hereto and all other documents and instruments delivered in accordance with the terms hereof constitute the entire understanding and agreement among the Parties hereto with respect to the subject matter hereof, and there are no agreements, understanding, restrictions, representations or warranties among the Parties other than those set forth herein or therein, all prior agreements and understandings being superseded hereby.

Section 10.07. Choice of Law. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the Parties hereto in accordance therewith shall be governed by and construed in accordance with the laws of the United States and those of the State of Florida applicable to contracts made and to be performed wholly within such State. The Parties hereto mutually consent and submit to the personal jurisdiction of the state and federal courts located in the State of Florida and agree that any action, suit or proceeding concerning or related to this Agreement must be brought exclusively in the courts located in

Collier County. The Parties mutually acknowledge and agree that they will not raise, in connection with any such suit, action or proceeding brought in any federal or state court located in the State of Florida, any defense or objections based upon lack of personal jurisdiction, improper venue, inconvenience of forum or the like.

Section 10.08. Arbitration. The Parties agree that any controversy or claim arising out of or relating to this Agreement or any breach hereof, including, without limitation, any claim that this Agreement or any portion hereof is invalid, illegal, or otherwise voidable, shall be submitted to binding arbitration before and in accordance with the rules of the American Arbitration Association and judgment upon the determination and/or award of such arbitrator(s) may be entered in any court having jurisdiction thereof. Provided, however, that this Section shall not be construed to permit the award of punitive damages to either party. The venue of any arbitration shall be in Collier County, Florida.

Section 10.09. Parties in Interest. This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and assigns, except that this Agreement may not be transferred or assigned by any Party without the prior written consent of the other Parties hereto, including any transfer or assignment by operation of law. Nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the Parties hereto any rights or remedies under or by reason of this Agreement, except as expressly provided for herein and therein.

Section 10.10. Amendment. The Parties may, by mutual agreement of the Company’s Board of Directors and the Representative, amend, modify or supplement this Agreement, or any exhibit or schedule of any of them, in such manner as may be agreed upon, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of the Company. This Agreement and any exhibit or schedule to this Agreement may be amended at any time and, as amended, restated by the Chairman of the Board of the Company and the Representative (or their respective designees) without the necessity for approval by the Board of Directors or shareholders of the Company, to correct typographical errors or to change erroneous references or cross references, or in any other manner which is not material to the substance of the transactions contemplated hereby.

Section 10.11. Counterparts. This Agreement may be executed by the Parties in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

Section 10.12. Nonsurvival of Representations and Warranties; Survival of Covenants. None of the representations and warranties in this Agreement, or in any instrument delivered pursuant hereto, shall survive the Closing. The covenants of the Parties set forth herein shall survive the Closing in accordance with their terms and, in the absence of a specified survival term, for the applicable statute of limitations.

SECTION 11. ESCROW PROVISIONS

Section 11.01. Disposition of Escrow Deposit. The Escrow Agent shall hold the Purchaser Deposit received by it pursuant to Section 6(c) in accordance with the terms and conditions of this Section 11.

Section 11.02. Disposition of Purchaser Deposit. If the Closing occurs, then the Purchaser Deposit shall be returned to the Purchasers at the Closing. If the Closing does not occur because: (i) this Agreement is terminated by the Company pursuant to Section 9.01(b); or (ii) the transactions contemplated by this Agreement are not consummated due to the Purchasers’ failure to tender payment for the Shares (provided, however, that in the case of (i) or (ii), the Company is not in breach of any of its respective representations, warranties, covenants or agreements set forth in this Agreement and all other conditions to Closing have been met or waived), then the Purchaser Deposit shall be promptly delivered to the Company as liquidated damages to compensate the Company for its direct and indirect costs and expenses in connection with this Agreement, including the Company’s management time devoted to negotiation and preparation of this Agreement and the Company’s loss as a result of the Closing not being consummated. In all other cases where this Agreement is terminated without the Closing occurring, the Purchaser Deposit shall be promptly returned to the Purchaser, together with all interest and earnings thereon. Upon the delivery of the Purchaser Deposit to the Company, the Company shall have no cause of action or claim (either in law or in equity) whatsoever against any of the Purchasers, any officer or director of any Purchaser or any third party with respect to or in connection with this Agreement or the transactions contemplated hereby. The Purchasers shall be entitled to all interest earned on the Purchaser Deposit.

Section 11.03. Liability of Escrow Agent. The Escrow Agent may act in reliance upon any writing or instrument or signature which it believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof have been duly authorized to do so; provided such writing, notice, advice, or instruction is given pursuant to any escrow agreement among the Escrow Agent, the Purchasers and the Company. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of the Purchaser Deposit received by it as such escrow holder and for the disposition of the same in accordance with this Section 11. The Escrow Agent shall not otherwise be liable for any mistakes of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence as determined by a court of competent jurisdiction. The Company and Purchasers agree that the obligations of the Escrow Agent shall terminate upon the Escrow Agent transferring the Escrow Deposit held by it pursuant to the terms of this Section 11.

Section 11.04. Indemnification. The Company and the Purchasers hereby agree to indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expense, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of it acting as Escrow Agent under this Agreement, unless such claims are caused by the willful misconduct or gross negligence of the Escrow Agent as determined by a court of competent jurisdiction; and in connection therewith to indemnify the Escrow Agent against any and all expenses, including attorneys’ fees and the costs of defending any action, suit, or proceeding or resisting any claim.

Section 11.05. Action in Interpleader. Notwithstanding any other provision in this Agreement, if the Escrow Agent at any time has any doubt as to what action it should take, it shall have the right to file an interpleader action in Collier County, Florida and deliver the Purchaser Deposit held by it with the clerk of the court in which such interpleader action is brought and thereupon be relieved of all further obligations hereunder. The Escrow Agent shall be indemnified for all costs, including reasonable attorneys’ fees, in connection with the aforesaid interpleader action, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final judgment in the interpleader action is received.

Section 11.06. Consultation With Counsel. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not otherwise be liable for any mistakes of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence as determined by a court of competent jurisdiction.

Section 11.07. Resignation. The Escrow Agent may resign upon 30 days’ written notice to the parties to this Agreement. If a successor Escrow Agent is not appointed within this 30-day period, the Escrow Agent may petition the court to name a successor and may interplead the Purchaser Deposit into the registry of the court and thereafter be fully released of any liability therefor.

Section 11.08. Survival of Agreements. Notwithstanding any other provision of this Agreement to the contrary, the agreements of the Company and Purchasers set forth in this Section 11 shall survive any termination of this Agreement or the Closing.

SECTION 12. MISCELLANEOUS

12.01 “Definitions.” Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

“Act” shall mean the Federal Deposit Insurance Act.

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Affiliate” of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Agreement” shall mean this Stock Purchase and Sale Agreement, including the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference. References to “the date of this Agreement,” “the date hereof” and words of similar import shall refer to the date this Agreement was first executed, as indicated in the introductory paragraph on the first page hereof.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“BHC Act” shall mean the federal Bank Holding Company Act of 1956, as amended.

“Closing” shall mean the closing of the issuance of the Shares and the other transactions provided for herein, as described in this Agreement.

“Company” shall mean Marco Community Bancorp, Inc., a Florida corporation.

“Company Common Stock” shall mean the $0.01 par value common stock of the Company.

“Company Financial Statements” shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of the Company as of December 31, 2006, 2005 and 2004, and the related statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) for the years then ended, and (ii) the consolidated balance sheets of Company (including related notes and schedules, if any) and related statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 2006.

“Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

“Contract” shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, debenture, instrument, trust agreement, guarantee, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

“Default” shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

“Escrow Agent” shall mean The Bankers Bank or any successor or replacement.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“FRB” or “Federal Reserve Board” shall mean Board of Governors of the Federal Reserve System.

“GAAP” shall mean generally accepted accounting principles, consistently applied during the periods involved.

“Law” shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including without limitation those promulgated, interpreted or enforced by any of the Regulatory Authorities.

“Liability” shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including without limitation costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a material adverse effect on a Party.

“Litigation” shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including without limitation Contracts related to it), or the transactions provided for in this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“OFR” shall mean the Florida Office of Financial Regulation.

“Order” shall mean any administrative decision or award, decrees, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

“Party” shall mean either the Company or the Purchasers, and “Parties” shall mean both the Company and the Purchasers.

“Permit” shall mean any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

“Person” shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert or any person acting in a representative capacity.

“Purchasers” shall mean those purchasers listed on Schedule A to this Agreement.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the FRB, OFR, the FDIC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

“Representative” shall mean Kevin C. Hale.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Laws” shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940 as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Taxes” shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

“Termination Fee” shall have the meaning set forth in Section 9.03 of this Agreement.

THIS AGREEMENT WAS AGREED TO AND ENTERED INTO AS OF THE DATE FIRST WRITTEN ABOVE.

MARCO COMMUNITY BANCORP, INC.

By:	/s/ Richard Storm, Jr.
Richard Storm, Jr.
Chairman of the Board of Directors

BY SIGNING BELOW, I ACCEPT THE APPOINTMENT AS “REPRESENTATIVE” AS DEFINED IN THE AGREEMENT

REPRESENTATIVE

By:	/s/ Kevin C. Hale
Kevin C. Hale

THIS AGREEMENT WAS AGREED TO AND ENTERED INTO AS OF THE DATE FIRST WRITTEN ABOVE.

PURCHASERS

/s/ Scott Lutgert	950,122
Scott Lutgert	Number of Shares

/s/ Simone Lutgert	153,846
Simone Lutgert	Number of Shares

/s/ Kevin C. Hale	153,846
Kevin C. Hale	Number of Shares

/s/ Michael Morris	153,846
Michael Morris	Number of Shares

/s/ Paul Marinelli	153,846
Paul Marinelli	Number of Shares

/s/ Paul Belfore	30,769
Paul Belfore	Number of Shares

/s/ John Suddeth	30,769
John Suddeth	Number of Shares

/s/ Ned Lautenbach	76,923
Ned Lautenbach	Number of Shares

/s/ Erwin Greenberg	38,426
Erwin Greenberg	Number of Shares

PREMIER INSURANCE, LLC

By: /s/ Howard B. Gutman	153,846
Number of Shares
Print Name: Howard B. Gutman

Its: Managing Member

BARRON COLLIER COMMERCIAL, INC.

By: /s/ Paul J. Marinelli	1,670,000
Number of Shares
Print Name: Paul J. Marinelli

Its: President

APPENDIX B

LETTER FROM SUNTRUST ROBINSON HUMPHREY

SUNTRUST ROBINSON HUMPHREY

A Division of SunTrust Capital Markets, Inc.

May 9, 2007

Board of Directors

Marco Community Bancorp, Inc.

1770 San Marco Road

Marco Island, FL 34145

Ladies and Gentlemen:

We understand that Marco Community Bancorp, Inc., a Florida corporation (“Marco” or the “Company”) as part of a recapitalization plan is considering entering into a Stock Purchase and Sale Agreement (the “Agreement”) with a group of purchasers (the “Purchasers”), pursuant to which the Company will issue and sell 3,566,275 shares of Company common stock (the “Shares”) for $23,180,787 or $6.50 per share (the “Consideration”) to the Purchasers (the “Share Issuance”). Conditioned upon the consummation of the Share Issuance above, the Company will pay to its shareholders of record on a date to be determined by the Board of Directors of the Company, and which is after the date of the Agreement and prior to the issuance of the Shares, a cash dividend of $6.50 per share (the “Dividend” and, together with the Share Issuance, the “Proposed Transaction”). The terms and conditions of the Proposed Transaction are more fully set forth in the Agreement.

We have been requested by the Company to render our opinion to the Board of Directors of the Company with respect to the fairness, from a financial point of view, of the Proposed Transaction to the holders of Company Common Stock (other than the Purchasers).

In arriving at our opinion, among other things, we: (1) reviewed the May 9, 2007 draft of the Agreement; (2) reviewed certain publicly available business and historical financial information and other data relating to the business and financial prospects of the Company; (3) reviewed internal financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company that is not publicly available; (4) reviewed the reported prices and trading activity of the Company’s common stock, and compared those prices and activity with other publicly traded companies which we deemed relevant; (5) compared the historical financial results and present financial condition of the Company with those of publicly traded companies which we deemed relevant; and (6) compared the financial terms of the Proposed Transaction with the publicly available financial terms of certain other recent transactions which we deemed relevant. In addition, we had discussions with the management of the Company concerning the Company’s business, operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information discussed with or reviewed by us in arriving at our opinion, and we have not assumed any responsibility or liability therefore. With respect to the financial forecasts and estimates provided to or discussed with us, we have assumed, at the direction of the management of the Company and without independent verification or investigation, that they have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Company and are

Marco Community Bancorp, Inc. 1770 San Marco Road Marco Island, FL 34145 Page 2

otherwise reasonable. We have also assumed with your approval that the future financial results referred to herein that were provided to us by the Company will be achieved at the times and in the amounts estimated by the management of the Company. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company. We did not review individual credit files nor did we make any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of the Company or any of its subsidiaries, and we were not furnished with any such evaluation or appraisal. In addition, we are not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect to such portfolios and, accordingly, we have assumed that the Company’s allowances for losses are in the aggregate adequate to cover those losses.

We have also assumed that the Proposed Transaction will be consummated in accordance with the terms of the Agreement. We have also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company’s business. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. Our opinion does not address the relative merits of the Proposed Transaction as compared to other business strategies or transactions that might be available to the Company or the Company’s underlying business decision to effect the Proposed Transaction. We have not been asked to, nor do we, offer any opinion as to any terms or conditions of the Agreement or the form of the Proposed Transaction. In rendering this opinion, we have assumed, with your consent, that the Agreement does not differ in any respect from the draft we have examined and the Purchaser and the Company will comply in all material respects with the terms of the Agreement and that the Proposed Transaction will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement. It should be understood that, although subsequent developments or circumstances may affect this opinion, we do not have any obligation to update or revise the opinion.

The Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the ordinary course of our business, we and our affiliates may trade in the debt and equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including SunTrust Banks, Inc.) may have other financing and business relationships with the Purchasers and the Company in the ordinary course of business.

Based upon and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that, from a financial point of view, the Proposed Transaction is fair to the holders of Company Common Stock. This opinion is being rendered at the behest of the Board of Directors and is for the benefit of the Board in its evaluation of the Proposed Transaction, and does not constitute a recommendation as to how any stockholder should act or vote with respect to any matters relating to the Proposed Transaction.

Very truly yours,
SUNTRUST CAPITAL MARKETS, INC.

APPENDIX C

AMENDMENTS TO THE ARTICLES OF INCORPORATION

AMENDMENTS TO THE ARTICLES OF INCORPORATION

ARTICLE III – CAPITAL STOCK

Section 1 – Classes of Stock: The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 25,000,000, consisting of:

A.        1,000,000 million shares of preferred stock

B.        24,000,000 million shares of common stock, par value one cent ($0.01) per share

Section 2 – Common Stock: Subsequent to the date this provision of the Articles of Incorporation is filed with the Florida Secretary of State, the Board of Directors is authorized, subject to any limitation imposed by law, to provide for the issuance of common stock in series. To designate any such series, the Board of Directors is authorized: (i) to file a common stock designation certificate pursuant to the applicable laws of the State of Florida; (ii) to establish from time to time the number of shares to be included in each such series; and (iii) to fix the designation, powers, and right of the shares of each such series. Provided, however that each share of undesignated common stock and each share of any series of common stock shall have the same relative rights and be identical in all respects with every other share of common stock with respect to: (a) liquidation or dissolution of the corporation; (b) the election of members of the Board of Directors of the corporation; (c) the right to receive dividends or other distributions made or paid by the corporation; and (d) the right to vote as a class on all matters required or permitted to be submitted to the shareholders of the corporation. Each holder of shares of undesignated common stock or of shares of any series of common stock shall be entitled to one vote per share. The holders of shares undesignated common stock or of shares of any series of common stock are not entitled to cumulative voting rights with respect to the election of directors.

Section 3 – Undesignated Common Stock: Each share of common stock outstanding on the date of filing with the Florida Secretary of State of the Articles of Amendment containing this Section shall be deemed to be undesignated common stock. Each holder of shares of undesignated common stock shall be entitled to preemptive rights as contemplated by Section 607.0630, Florida Statutes; but, only in instances when, and to the extent that, shares of undesignated common stock or of any series of common stock are issued to the Purchasers or to any Affiliate[s] of any Purchaser[s] (as the terms “Affiliate” and “Purchaser are defined in that certain Stock Purchase and Sale Agreement dated as of May 10, 2007 by and among the corporation and the Purchasers). In addition, the holders of shares of undesignated common stock shall not be entitled to preemptive rights when shares of common stock are issued pursuant to the exercise of common stock purchase warrants issued pursuant to the above-referenced Stock Purchase and Sale Agreement or upon the exercise of stock options. The corporation is obligated to give the holders of undesignated common stock 30 days written notice, within which time such holders may exercise such preemptive rights. If shares of undesignated common stock or of any series of common stock are issued in transactions to parties other than the Purchasers (or Affiliate[s] of any Purchaser[s]), the holders of shares of undesignated common stock shall not be entitled to preemptive rights.

(The remainder of Article III will remain unchanged, except for changes in the numbering of the former Section 4)

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ARTICLE VI – DIRECTORS

Section 1 – Number of Directors: The Board of Directors of the Corporation shall be comprised of not less than five nor more than fifteen directors and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the full Board as set forth n the Corporation’s Bylaws.

(The remainder of Article VI will remain unchanged)

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APPENDIX D

AMENDMENTS TO STOCK OPTION PLANS

2003 EMPLOYEES’ INCENTIVE STOCK OPTION AND LIMITED RIGHTS PLAN

2.	DEFINITIONS

(f)	“Common Stock” means undesignated or a series of common stock of the Company, par value, $0.01 per share as designated in an Award.

(g)

“Fair Market Value” means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published) on the day prior to such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon. If the Common Stock is not traded on a national market reported by the National Association of Securities Dealers Automated Quotation System, the Fair Market Value means the average of the closing bid and ask sale prices on the previous 90 days on which a sale is reported in an over-the-counter transaction. In the absence of any over-the-counter transactions, the Fair Market Value means the average price at which the stock has sold in an arms length transaction during the 90 days immediately preceding the grant date. In the absence of an arms length transaction during such 90 days, Fair Market Value means the book value of the common stock.

5.	STOCK SUBJECT TO THE EMPLOYEES’ PLAN

Subject to adjustment as provided in Section 12, the maximum number of shares reserved for issuance under the Employees’ Plan is 20% of the shares of Common Stock outstanding less the number of shares reserved for issuance under the Other Company Plans, collectively (sometimes referred to herein as “Option Shares”), up to a maximum of 3,600,000 shares of Common Stock reserved for issuance under the Employees’ Plan and the Other Company Plans taken as a whole. To the extent that Stock Options or rights granted under the Employees’ Plan or the Other Company Plans are exercised, the shares covered will be unavailable for future grants under the Employees’ Plan or the Other Company Plans; to the extent that options together with any related rights granted under the Employees’ Plan terminate, expire or are canceled without having been exercised or, in the case of Limited Rights exercised for cash, such Option shares shall be added back to the pool of available Option shares, and new Awards may be made with respect to these shares.

2003 DIRECTORS’ STOCK OPTION AND LIMITED RIGHTS PLAN

2.	DEFINITIONS

(f)	“Common Stock” means undesignated or a series of common stock of the Company, par value, $0.01 per share as designated in an Award.

(g)

“Fair Market Value” means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published) on the day prior to such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon. If the Common Stock is not traded on a national market reported by the National Association of Securities Dealers Automated Quotation System, the Fair Market Value means the average of the closing bid and ask sale prices on the previous 90 days on which a sale is reported in an over-the-counter transaction. In the absence of any over-the-counter transactions, the Fair Market Value means the average price at which the stock has sold in an arms length transaction during the 90 days

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immediately preceding the grant date. In the absence of an arms length transaction during such 90 days, Fair Market Value means the book value of the common stock.

5.	STOCK SUBJECT TO THE DIRECTORS’ PLAN

Subject to adjustment as provided in Section 12, the maximum number of shares reserved for issuance under the Directors’ Plan is 20% of the shares of Common Stock outstanding, less the number of shares of Common Stock reserved for issuance under the Other Company Plans, collectively, (sometimes referred to herein as “Option Shares”), up to a maximum of 3,600,000 shares of Common Stock reserved for issuance under the Directors’ Plan and the Other Company Plans taken as a whole. To the extent that options or rights granted under the Directors’ Plan or the Other Company Plans are exercised, the shares covered will be unavailable for future grants under the Directors’ Plan or the Other Company Plans; to the extent that options together with any related rights granted under the Directors’ Plan terminate, expire or are canceled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares.

YEAR 2003 ADVISORY BOARD MEMBERS’ STOCK OPTION AND LIMITED RIGHTS PLAN

2.	DEFINITIONS

(f)	“Common Stock” means undesignated or a series of common stock of the Company, par value, $0.01 per share as designated in an Award.

(g)

“Fair Market Value” means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published) on the day prior to such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon. If the Common Stock is not traded on a national market reported by the National Association of Securities Dealers Automated Quotation System, the Fair Market Value means the average of the closing bid and asked sale prices on the previous 90 days on which a sale is reported in an over-the-counter transaction. In the absence of any over-the-counter transactions, the Fair Market Value means the average price at which the stock has sold in an arms length transaction during the 90 days immediately preceding the grant date. In the absence of an arms length transaction during such 90 days, Fair Market Value means the book value of the common stock.

5.	STOCK SUBJECT TO THE MEMBERS’ PLAN

Subject to adjustment as provided in Section 12, the maximum number of shares reserved for issuance under the Members’ Plan is 20% of the shares of Common Stock outstanding less the number of shares reserved for issuance under the Other Company Plans, collectively (sometimes referred to herein as “Option Shares”), up to a maximum of 1.5 million shares of Common Stock reserved for issuance under the Members’ Plan and the Other Company Plans taken as a whole. To the extent that options or rights granted under the Members’ Plan or the Other Company Plans are exercised, the shares covered will be unavailable for future grants under the Members’ Plan or the Other Company Plans; to the extent that options together with any related rights granted under the Members’ Plan terminate, expire or are canceled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares.

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REVOCABLE PROXY

MARCO COMMUNITY BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Richard Storm, Jr., Stephen A. McLaughlin, Bruce G. Fedor and Jamie B. Greusel and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of Marco Community Bancorp, Inc., which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at                                                              , on July     , 2007, at     :00     .m., Eastern Time and at any adjournment thereof.

The undersigned shareholder of Marco Community Bancorp, Inc. may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation, delivering a duly executed Proxy bearing a later date, or by attending the Special Meeting and voting in person.

1.	The approval of the Plan of Recapitalization, as described in the Proxy Statement	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The adjournment of the Special to solicit additional proxies in the event that there are not sufficient votes to approve Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before the Special Meeting or any adjournments thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.		STICKER

When shares are held by joint tenants, both should sign. When signing as attorney, executor,

administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation,

please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The signor acknowledges receipt from Marco Community Bancorp, Inc., prior to the execution of the Proxy, a Notice of Special Meeting and a Proxy Statement dated June , 2007.		X Signature

X Signature if held jointly
No. of Common Shares Voting: Date:

Please check this box if you intend to attend the Special Meeting in person.  ☐